FOR IMMEDIATE RELEASE	EXHIBIT 99.1
Waste Management Names James C. Fish, Jr. Chief Executive Officer	FOR MORE INFORMATION

HOUSTON — November 10, 2016 — Waste Management, Inc. (NYSE: WM) today announced that it has named James (Jim) C. Fish, Jr. as the Company’s President and Chief Executive Officer. He has also been elected to the Board of Directors.

Fish succeeds David P. Steiner as CEO. Steiner served as CEO since 2004 and remains on the Board of Directors.

W. Robert Reum, Non-Executive Chairman of the Board, said: “Today’s announcement is the culmination of a succession planning process we started 18 months ago with the support of the entire Board. Over the last 15 years at Waste Management, Jim has consistently delivered results, and has the skills and leadership qualities that make him ideally suited for the role. He has a deep understanding of our strategy, impressive financial and operational acumen and strong support from employees, customers and investors. We look forward to working closely with him and the rest of the senior leadership team as the Company continues to execute on its long-term strategy.”

Reum continued: “On behalf of the Board, I would like to thank David for his many contributions to our Company’s success over 16 years and his dedicated and effective service as CEO for the past twelve years.”

“It is a privilege to be named CEO of Waste Management, and I greatly appreciate the Board’s confidence in me,” said Fish. “Waste Management has executed extremely well on our overall strategy, the results of which are reflected in our very strong shareholder returns. Our strategy is sound and I look forward to working with the Board, the leadership team and all of our talented employees in continuing to provide superior service to our valued customers.”

The Company is continuing its search for a CFO. In the interim, Fish will continue to lead the finance organization.

Waste Management also announced that it has scheduled a shareholder-analyst conference call on November 11, 2016 at 8:00 a.m. Eastern Time to discuss Jim Fish’s election.

What: Waste Management shareholder-analyst conference call

When: Friday, November 11, 2016 at 8:00 a.m. Eastern Time

Where: A live audio webcast of the conference call can be accessed by logging onto http://www.wm.com and selecting “Events and Presentations” in the Investor Relations section of our website.

You may also listen to the analyst conference call by telephone by contacting the conference call operator 5-10 minutes prior to the scheduled start time and asking for the “Waste Management Conference Call — Call ID 19301943.” US/Canada Dial-In #: (877) 710-6139. Int’l/Local Dial-In #: (706) 643-7398. Participation will be in listen-only mode.

Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Toni Beck 713.394.5093 tbeck3@wm.com

Replay: A replay of the call will be available beginning two hours after the call’s completion until 5:00 p.m. Eastern Time December 11, 2016. To hear a replay of the call over the Internet, access Waste Management’s website at http://www.wm.com. To hear a telephonic replay of the call, dial (855) 859-2056 or (404) 537-3406 and enter conference code 19301943.

James C. Fish, Jr.

Jim Fish, 54, has held several roles of increasing responsibility since he joined Waste Management in 2001. Prior to becoming CFO in 2012 and President and CFO in July 2016, he held several key positions with the Company, including Senior Vice President for the Company’s Eastern Group, Area Vice President for Pennsylvania and West Virginia, Market Area General Manager for Massachusetts and Rhode Island, Vice President of Price Management and Director of Financial Planning and Analysis. Fish earned a Bachelor of Science in accounting from Arizona State University and an MBA in finance from the University of Chicago. He is also a Certified Public Accountant.

Before joining Waste Management, Fish held finance and revenue management positions at Westex, a Yellow-Roadway subsidiary; Trans World Airlines; and America West Airlines. He began his professional career at KPMG Peat Marwick.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of landfill gas — to — energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

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